Exhibit 4.1

Number

Oranco, Inc.
A Nevada Corporation

**** Shares of Common Stock**

THIS CERTIFIES THAT

NAME

is the record holder of *____ Thousand*

shares of Common Stock of **Oranco, Inc. (the "Corporation"),** transferable only on the share register of the Corporation by the holder, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation, the Bylaws, and any Shareholders Agreement of said Corporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents.

A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon the holders thereof as established by the Articles of Incorporation or by any certificate of determination of preferences, may be obtained by any shareholder upon request and without charge, at the principal office of the Corporation, and the Corporation will furnish any shareholder, upon request and without charge, a copy of such statement.

WITNESS the Seal of the Corporation and the signatures of its duly authorized officers this __th day of March, 2023.

___, President

___, Secretary

FOR VALUE RECEIVED ________________________________HEREBY SELLS, ASSIGNS, AND TRANSFERS UNTO THE SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT______________________________________________________ ATTORNEY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED		.
IN PRESENCE OF
	(Witness)		(Shareholder)

(Shareholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION, ENLARGEMENT OR ANY CHANGE WHATSOEVER.

______________________________________

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARE AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

______________________________________